FINANCIAL STATEMENTS

                      TWELVE MONTHS ENDED DECEMBER 31, 1998
                    U. S. SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                            FORM U-1/File No. 70-9449




                                  CINERGY CORP.







                                   (Unaudited)


                                Pages 1 through 5


                                      Note:

Pro forma adjustments are not included with the following financial statements since the authorization requested herein does not have a material effect on the components of the financial statements presented.







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


                                  CINERGY CORP.
                                  BALANCE SHEET
                              AT DECEMBER 31, 1998
                                   (unaudited)
                             (dollars in thousands)


ASSETS


Current Assets
  Cash and temporary cash investments                                $   10,970
  Notes receivable from affiliated companies                              3,870
  Accounts receivable - net                                                 899
  Accounts receivable from affiliated companies                           2,086
  Prepayments and other                                                   2,042
                                                                     ----------
                                                                         19,867

Other Assets
  Investments in consolidated subsidiaries                            3,231,965
  Investments in unconsolidated subsidiaries                             (6,853)
  Other                                                                  43,529
                                                                      3,268,641

                                                                     $3,288,508
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                                  CINERGY CORP.
                                  BALANCE SHEET
                              AT DECEMBER 31, 1998
                                   (unaudited)
                             (dollars in thousands)


LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Notes payable                                                      $  505,000
  Accounts Payable                                                       42,142
                                                                     ----------
                                                                        547,142

Non-Current Liabilities
  Long-term debt                                                        199,912
  Other                                                                     223
                                                                        200,135

Common Stock Equity
  Common stock - $.01 par value;  authorized  shares -
  600,000,000;  outstanding shares -
    158,664,532 at December 31, 1998                                      1,587
  Paid-in capital                                                     1,595,237
  Retained earnings                                                     945,214
  Accumulated other comprehensive loss                                     (807)
                                                                     ----------
      Total common stock equity                                       2,541,231

                                                                     $3,288,508

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                                  CINERGY CORP.
                               STATEMENT OF INCOME
                               TWELVE MONTHS ENDED
                                DECEMBER 31, 1998
                                   (unaudited)
                (dollars in thousands, except per share amounts)




Operating Expenses
  Other operation and maintenance                                      $  6,980
  Taxes other than income taxes                                             445
                                                                       --------
                                                                          7,425

Operating Loss                                                           (7,425)

Equity in Subsidiaries                                                  298,659

Equity in Earnings of Unconsolidated Subsidiaries                        (2,913)

Other Income and (Expenses) - Net                                        (8,122)

Interest                                                                 37,918

Income Before Taxes                                                     242,281

Income Taxes                                                            (18,687)

Net Income                                                             $260,968
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                                                   CINERGY CORP.
                                    STATEMENT OF CHANGES IN COMMON STOCK EQUITY
                                              (dollars in thousands)
                                                    (unaudited)


                                                                                     Accumulated
                                                                                        Other            Total           Total
                                               Common     Paid-in       Retained    Comprehensive    Comprehensive    Common Stock
                                               Stock      Capital       Earnings        Loss             Income          Equity


Twelve Months Ended December 31, 1998

Balance at January 1, 1998                     $1,577    $1,573,064     $ 967,420     $(2,861)                         $2,539,200
Comprehensive income
  Net income                                                              260,968                      $260,968           260,968
  Other comprehensive income, net of
      tax effect of $(1,813)
    Foreign currency translation adjustment                                                               2,160             2,160
    Minimum pension liability adjustment                                                2,054              (106)             (106)
                                                                                                       --------
    Other comprehensive income total                                                                      2,054
                                                                                                       --------
Comprehensive income total                                                                             $263,022
Issuance of 919,874 shares of common
  stock - net                                      10        30,225                                                        30,235
Treasury shares purchased                          (3)      (15,426)                                                      (15,429)
Treasury shares reissued                            3         7,325                                                         7,328
Dividends on common stock                                                (284,703)                                       (284,703)
Other                                                            49         1,529                                           1,578
                                               ------    ----------     ---------     -------                          ----------

Balance at December 31, 1998                   $1,587    $1,595,237     $ 945,214     $  (807)                         $2,541,231
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